As Filed With the Securities and Exchange Commission on _______, 2007
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WITEL CORP.

(Name of small business issuer in its charter)

Nevada	4812	20-8734462
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

WiTel Corp.
1800 Century Park East, Suite 600
Los Angeles, CA 90067-1501
(403) 998-1677
________________________________________________________
(Address and telephone number of principal executive offices)

WiTel Corp.
1800 Century Park East, Suite 600
Los Angeles, CA 90067-1501
(403) 998-1677
________________________________________________________
(Address of principal place of business or intended principal place of business)

UNITED STATES CORPORATION AGENTS, INC.
500 North Rainbow Boulevard, Suite 300A
Las Vegas, NV 89107
(800) 882-1013
_________________________________________________________
(Name, address and telephone number of agent for service)

Copies to:
Donald P. Hateley, Esq.
Hateley & Hampton, APC
1800 Century Park East, Sixth Floor
Los Angeles, CA 90067-1501
(310) 576-4758
_________________________________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made under Rule 434, check the following box. ☐

Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit [1]	Proposed maximum aggregate offering price	Amount of registration fee[3]
Common Stock by Selling Security Holders and Founders	6,000,000	$0.50	$3,000,000	$92.10

[1]
The offering price has been arbitrarily determined by the selling security holders and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2]	We will not receive any of the proceeds from the sale of common stock by the selling security holders.

[3]
Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o). Whereas all the securities are being offered by existing security holders and if the security holders offer, if any, securities to the general public, the registration fee is to be calculated upon the basis of the proposed offering price to the general public.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

6,000,000

SHARES

WITEL CORP.

COMMON STOCK

2,250,000 SHARES OF COMMON STOCK BEING SOLD BY THE SELLING SECURITY HOLDERS

We are registering 6,000,000 shares of common stock on behalf of all of our security holders, 18 of whom are selling security holders as named under “Selling Security Holders” within this registration statement and 6 whom are founders (the “Founders”). The selling security holders are selling all of the shares. The offering price for the shares will be $0.50 per share until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange. The remaining 3,750,000 shares issued to the Founders are being registered but are subject to a one year lockup agreement (the “Lockup Agreement”).

The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. We will not receive any proceeds from the sale of any of the shares held by the selling security holders.

The offering will conclude on the earlier of when all 2,250,000 shares of common stock registered in this statement by the Selling Security Holders have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering for an additional 90 days.

Prior to this offering, there has been no public trading market for the common stock. Our common stock is presently not traded on any market or securities exchange.

PLEASE READ THIS PROSPECTUS CAREFULLY.

BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 7. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August ___, 2007

Table of Contents

SUMMARY INFORMATION AND RISK FACTORS	5
RISK FACTORS	7
USE OF PROCEEDS	17
DETERMINATION OF OFFERING PRICE	17
DILUTION	17
SELLING SECURITY HOLDERS	17
PLAN OF DISTRIBUTION	19
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
DESCRIPTION OF SECURITIES	22
INTEREST OF NAMED EXPERTS AND COUNSEL	24
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	24
ORGANIZATION WITHIN THE LAST FIVE YEARS	24
DESCRIPTION OF BUSINESS	24
PLAN OF OPERATION	26
DESCRIPTION OF PROPERTY	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	28
EXECUTIVE COMPENSATION	28
FINANCIAL STATEMENTS	29
EXPERTS	29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	29
PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS	30
INDEMNIFICATION OF DIRECTORS AND OFFICERS	30
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	30
RECENT SALES OF UNREGISTERED SECURITIES	30
EXHIBITS	34

SUMMARY INFORMATION AND RISK FACTORS

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

SUMMARY INFORMATION ABOUT WITEL CORP.

WiTel Corp. ("WiTel," "the Company," or "we,") was incorporated in the State of Nevada as a for-profit company on February 20, 2007 and established a fiscal year end of December 31. We are a development-stage company organized to enter into the wireless services and equipment resell industry utilizing wi-fi to deliver phone service throughout the world. We expect to provide low cost, user friendly, wireless service, phones and accessories for the growing wireless industry.

We will compete with traditional wireless retail providers and carriers by offering a range of wireless phones, accessories and subscriber plans to consumers.

Our business office is located at 1800 Century Park East, Suite 600, Los Angeles, CA 90067and our telephone number is (403) 998-1677, fax (403) 699-7575. Our United States and registered statutory office is located at 500 North Rainbow Boulevard, Suite 300A, Las Vegas, NV 89107, telephone number (775) 882-1013.

As of May 31, 2007, we had raised $48,600 through the sale of our common stock. There is $14,618 of cash on hand in the corporate bank account. We currently have liabilities of $31,200. In addition, we anticipate incurring costs associated with this offering totaling approximately $28,000. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements we are filing with this prospectus.

SUMMARY OF THE OFFERING BY THE SELLING SECURITY HOLDERS

We have 6,000,000 shares of common stock issued and outstanding and are registering all 6,000,000 of these shares. Only 2,250,000 shares of common stock on behalf of 18 certain individuals named under “Selling Security Holders” within this registration statement will be sold by them. The other 6 shareholders (the “Founders”) have signed a Lockup Agreement, which restricts the sale of their shares for a period of one year. The selling security holders may endeavor to sell all 2,250,000 shares of their common stock after this registration becomes effective. The price at which the selling security holders offer their shares is fixed at $0.50 per share for the duration of the offering. We will not receive any proceeds from the sale of the common stock by the selling security holders.

Securities being offered by the selling security holders, common stock, par value $0.001	Up to 2,250,000 common shares are being offered by the selling security holders.

Offering price per share by the selling security holders.
A price, if and when the selling security holders sell the shares of common stock, is set at $0.50. However, the selling security holders will be responsible to determine if and when they sell their shares.

Number of shares outstanding before the offering of common stock	6,000,000 common shares are currently issued and outstanding. 2,250,000 of the issued and outstanding shares are being offered for sale under this prospectus by the selling security holders.

Minimum number of shares to be sold in this offering	None.

Market for the common shares
There is no public market for the common shares. The price per share is $0.50. In addition, the offering price for the shares will remain at $0.50 until such a time the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

Use of proceeds
We will not receive any proceeds from the sale of the common stock by the selling security holders. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $28,000, are being paid for by us and one of our shareholders.

Termination of the offering
The offering will conclude when all 2,250,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering for an additional 90 days.

Terms of the offering	The selling security holders will sell the common stock offered in this prospectus upon the approval of this registration statement.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that, which is contained in this prospectus. The selling security holders’ are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management’s Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

BALANCE SHEET	AS OF MAY 31, 2007

Total Assets	$48,418
Total Liabilities	$31,200
Shareholders’ Equity	$17,218

Operating Data	February 20, 2007 (Inception) Through May 31, 2007

Revenues	$0.00
Net Loss	$(35,132)
Net Loss Per Share	$(0.006)

As shown in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since our inception. We had no operations and our accountants have issued us a "going concern" opinion, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

We are subject to those financial risks generally associated with development stage companies. Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations. However, we may be unable to obtain such financing. We are also subject to risks factors specific to our business strategy and the wireless retail industry. Rapid changes in industry standards for wireless phones and services may require us to introduce new products and services before we can attain profitable operations. We may be unable to introduce new products and services on a timely basis. Moreover, there is no guarantee that any such products will allow us to achieve profitable operations in the future.

We consider the following to be the material risks to an investor regarding this offering. We should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Cautionary Statement Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements relating to events anticipated to happen in the future. We base these forward-looking statements on the beliefs of our management, as well as assumptions made by and information currently available to our management. Forward-looking statements also may be included in other written and oral statements made or released by us. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words "believe," "anticipate," "intend," "expect," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Forward-looking statements describe our expectations today of what we believe is most likely to occur or may be reasonably achievable in the future, but they do not predict or assure any future occurrence and may turn out to be wrong. Forward-looking statements are subject to both known and unknown risks and uncertainties and inaccurate assumptions that we might make can affect them. Consequently, we cannot guarantee any forward-looking statement. Actual future results may vary materially. We do not undertake any obligation to update publicly any forward-looking statements to reflect new information or future events or occurrences. These statements reflect our current views with respect to future events and are subject to risks and uncertainties about us, including, among other things:

o our ability to market our services successfully to new subscribers;

o our ability to retain a high percentage of our customers;

o the possibility of unforeseen capital expenditures and other upfront investments required to deploy new technologies or to effect new business initiatives;

o our ability to access markets and finance product and service developments and operations;

o our expansion, including consumer acceptance of new price plans and bundled offerings;

o additions or departures of key personnel;

o competition, including the introduction of new products or services by our competitors;

o existing and future laws or regulations affecting our business and our ability to comply with these laws or regulations;

o our reliance on the systems and provisioning processes of third party vendors;

o technological innovations;

o the outcome of legal and regulatory proceedings;

o general economic and business conditions, both nationally and in the regions in which we operate; and

o other factors described in this document, including those described in more detail below.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

AUDITOR’S GOING CONCERN

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our May 31, 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our directors and/or shareholders may be unwilling or unable to loan or advance additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “May 31, 2007 Audited Financial Statements - Auditors Report.”

As we have been issued an opinion by our auditors that substantial doubt exists as to whether we can continue as a going concern, it may be more difficult for us to attract investors.

RISKS RELATED TO OUR FINANCIAL CONDITION

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

We anticipate increases in its operating expenses, without realizing any revenues from our products and services. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) developing and modifying our packaging and distributing our products and services, (ii) initiating our sales and marketing capabilities (iii) hiring staff and (iv) other general corporate and working capital purposes. Please see our “Plan of Operations” in this prospectus for a more detailed description of these costs.

We will incur financial losses in the foreseeable future to pay for our products and services and to solicit product and services orders from a significant number of customers. There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our products and services will attract customers among established wireless customers, generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our cash balance, as of May 31, 2007, is $14,618. We anticipate that our monthly ongoing expenses over the next twelve months to be $20,000. We will require additional financing in order to maintain our corporate existence and status as a reporting issuer and implement our business plans and strategy. We intend to raise additional capital through private placements once we gain a listing on a recognized exchange.

We require significant capital over the next twelve months, to develop and market our wireless “wi-fi” products and services and establish our sales and marketing initiatives. We will require additional funds to establish our website and build our customer base by soliciting service contracts and product orders from customers throughout North America. If we are not successful in earning revenues once we have our products and services and commenced business operations, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including our ability to attract customers from established wireless carriers and service providers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

No assurance can be given that we will obtain access to capital markets in the future, or that financing adequate to satisfy the cash requirements to implement our business strategies will be available on acceptable terms. Our inability to gain access to capital markets, or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial condition.

RISKS RELATED TO THIS OFFERING

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. Our business objectives are also speculative and we may be unable to meet our objectives. Our shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment us. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

INVESTORS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since we have recently formed and have only a limited operating history and no earnings, the price of the offered shares is not based on our past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.50 per common share as determined herein, is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.50 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward-looking share price subsequent to the company obtaining a listing on any exchange or becoming quoted on the OTC Bulletin Board.

SINCE WE HAVE 75,000,000 AUTHORIZED SHARES, OUR MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILLUTING OUR CURRENT SHARE HOLDERS’ EQUITY.

We have 75,000,000 authorized shares, of which only 6,000,000 are currently issued and outstanding and will be issued and outstanding after this offering terminates. Our management could, without the consent of our existing shareholders, issue substantially more shares, causing a dilution in the equity position of our current shareholders. Additionally, large share issuances by us would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

SECURITIES MARKET FACTORS.

There is currently no traded public market for our common stock. There are no assurances that any public market will be established or maintained for our stock. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as we were formed recently and have only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

AS WE MAY BE UNABLE CREATE OR SUSTAIN A MARKET FOR OUR SHARES, THEY MAY BE EXTREMELY ILLIQUID.

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility.

We cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and the selling security holders have completed their offering.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations, which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock." A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR OFFICERS AND DIRECTORS CURRENTLY OWNS 30.0% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT THIER DECISIONS ARE CONTRARY TO THEIR INTERESTS.

Our officers and directors own 30.0% of the outstanding shares and will own 30.0% after this offering is completed by the selling shareholders. As a result, they will be able to choose all of our directors and control our direction. Our officers and directors’ interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and their ability to continue to manage the business given the amount of time they are able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by our officers and directors. Purchasers of the offered shares may not participate in our management and our success will depend entirely upon the management abilities of our officers and directors. The only assurance that our shareholders, including purchasers of the offered shares, have that our officers and directors will not abuse their discretion in executing our business affairs, is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to our officers and directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

WE CANNOT PROVIDE ANY GUIDANCE AS TO THE FEDERAL TAX IMPLICATIONS OR CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

Neither we nor the selling security holders have obtained a ruling from the Internal Revenue Service, or the opinion of counsel, with respect to the federal income tax consequences of this offering. Consequently, purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

RISKS RELATED TO INVESTING IN US

AS OUR OFFICERS AND DIRECTORS HAVE OTHER OUTSIDE BUSINESS ACTIVITIES, THEY MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF THEIR TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERUPTIONS OR BUSINESS FAILURE.

Messrs. Renton, Neubauer and Bauer, our officers and directors, have other outside business activities and currently devote approximately 10 hours per week to our operations. Our operations may be sporadic and occur at times, which are not convenient to Messrs. Renton, Neubauer and Bauer, which may result in periodic interruptions or suspensions of our business plan. If the demands of our business require the full business time of our officers and directors, they are prepared to adjust their timetable to devote more time to our business. However, they may not be able to devote sufficient time to the management of our business, which may result in periodic interruptions in implementing our plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE US, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO CONTINUE OPERATIONS.

We are entirely dependent on the efforts of our officers and directors. The loss of our officers and directors, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. We believe that we have made all commercially reasonable efforts to minimize the risks attendant with the departure by key personnel and we plan to continue these efforts in the future. However, there is no guarantee that replacement personnel, if any, will help us to operate profitably. We do not maintain key person life insurance on our officers and directors.

SINCE THE MAJORITY OF OUR OFFICERS AND DIRECTORS HAVE NO DIRECT EXPERIENCE IN THE WIRELESS RETAIL INDUSTRIES, WE MAY NEVER BE SUCCESSFUL IN IMPLEMENTING OUR BUSINESS STRATEGY, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Mr. Renton and Mr. Neubauer have no direct experience in the sales and marketing of wireless products and services. As a result, our management may not be fully aware of many of the specific requirements of operating a wireless business. Management’s decisions and choices may also not account for the business or sales strategies, which are commonly deployed in the wireless services industry. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this area. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

IF WE DISSOLVE, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of our dissolution, we will distribute the proceeds realized from the liquidation of our assets, if any, to our shareholders only after we satisfy the claims of our creditors, if any. In that case, the ability of purchasers of the offered shares to recover all or any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied therefrom.

WE MAY PAY COMPENSATION TO OUR OFFICERS, DIRECTOR AND EMPLOYEES REGARDLESS OF OUR PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT OUR CASH FLOW AND OUR ABILITY TO FINANCE OUR BUSINESS PLAN, WHICH WOULD CAUSE OUR BUSINESS TO FAIL.

The officers and directors and any future employees of us may be entitled to receive compensation, payments and reimbursements regardless of whether we operate at a profit or a loss. Any compensation received by our officers and directors, or any other management personnel in the future, will be determined from time to time by the Board of Directors. We expect to reimburse our officers and directors and any future management personnel for any direct out-of-pocket expenses they incur on our behalf.

THERE IS A LIMITATION ON LIABILITY OF OUR OFFICERS AND DIRECTORS. INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHOSE OFFICERS AND DIRECTORS HAVE LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

Our Articles of Incorporation include a provision eliminating or limiting the personal liability of our officers and directors and our shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officers and directors may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud or a knowing violation of law or results in unlawful distributions to the shareholders.

RISKS RELATED TO OUR MARKET AND STRATEGY

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on February 20, 2007 and to date have been involved primarily in organizational activities, wireless products and services evaluation and market research; we have transacted no business operations. Thus, there is no internal or industry-based historical financial data for any significant period of time upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of factors. These include, among other factors, the entry of new competitors into the wireless product and services industry, the introduction and acceptance of new or enhanced wireless products and services by us or our competitors, our ability to anticipate and effectively adapt to developing markets, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

We anticipate expenses are relatively fixed in the short term and we expect that they will be partially offset by our future revenues. We may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to its expectations would have an immediate adverse impact upon our business, financial condition and the results of its operations. In addition, we may decide from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on our business, financial condition or the results of our operations and may not result in the long-term benefits intended. Due to all of the foregoing factors, it is probable that in some future period our operating results may be less than the expectations of public market analyses and investors. In such event, the price of our securities, including our common stock, would probably be materially adversely affected.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

OUR ABILITY TO IMPLEMENT OUR BUSINESS STRATEGY.

Although we intend to pursue a strategy of aggressively marketing our wireless products and services, implementation of this strategy will depend in upon a number of factors. These include our ability to establish a significant base of customers, maintain favorable relationships with customers, effectively design customized products and services for our customers, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems, hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. Our inability to obtain or maintain any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

DUE TO OUR DEPENDENCE ON COMPUTER AND TELECOMMUNICATIONS INFRASTRUCTURE AND COMPUTER SOFTWARE, ANY SYSTEMS DISRUPTIONS OR OPERATING MALFUNCTIONS WOULD AFFECT OUR COSTS OF DOING BUSINESS AND COULD CAUSE OUR BUSINESS TO FAIL.

We will market our wireless products and services and provide customer services through our website and the internet. We will rely upon the internet and certain third party vendors to administer our customers accounts, distribute information to our customers, distribute periodic software upgrades to our customers’ phones and, finally, to contact and solicit orders from prospective customers. Our success will be depend in part on computer systems that deliver the software upgrades and the networks that connect those computer systems, especially the e-commerce connections that allow us to collect revenues for the phones and services we provide. Operating malfunctions in the software systems of financial institutions and other parties may also have an adverse affect on our operations.

IF WE CANNOT CREATE A SIGNIFICANT MARKET FOR OUR WIRELESS PRODUCTS AND SERVICES IN WHAT IS AN EXTREMELY COMPETITIVE INDUSTRY, OUR BUSINESS WILL FAIL AND OUR SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

Our strategy for growth is substantially dependent upon our ability to market our products and services successfully to prospective customers. However, our planned wireless products and services may not achieve significant acceptance among our target customers. Such acceptance, if achieved, may not be sustained for any significant period of time. There is no guarantee that any substitute services or products we develop will be sufficient to permit us to recover our associated costs. Failure of our products and services to achieve or sustain market acceptance could have a material adverse effect on our business, financial condition and the results of our operations.

WE MAY NOT BE ABLE TO CONTINUE OPERATING IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH.

We expect to experience growth and expect such growth to continue for the foreseeable future. Our growth may place a significant strain on our management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on our financial condition or the results of our operations.

THERE IS A RISK WE MAY BE UNABLE TO CONTINUE OUR SERVICES OR CONTINUE OPERATIONS IF WE EXPERIENCE UNINSURED LOSSES OR AN ACT OF GOD.

We may, but are not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, our computer systems could be rendered inoperable for protracted periods of time, which would impair our ability to distribute products and services or collect revenues and thus adversely affect our financial condition. In the event of a major civil disturbance, our operations could be adversely affected. Should such an uninsured loss occur, we could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

OUR ENTIRE BUSINESS STRATEGY IS DEPENDENT ON THE SALE OF OUR WIRELESS PRODUCTS AND SERVICES. IF WE ARE UNABLE TO ACHIEVE OUR SALES ESTIMATES, WE MAY FAIL AND SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

Our strategy for growth may be substantially dependent upon our ability to market and distribute wireless products and services successfully and may require us to introduce successful new products and services. Other companies, including those with substantially greater financial, marketing and sales resources, compete with us. There can be no assurance that we will be able to market and distribute our products and services on acceptable terms, or at all. There can be no assurance that we will be able to develop new products and services that will be commercially successful. Failure to market our products and services successfully, or develop, introduce and market new products and services successfully, could have a material adverse effect on our business, financial condition or the results of our operations.

WE ARE DEPENDANT ON THIRD-PARTY PROVIDERS FOR OUR PRODUCTS AND SERVICES AND MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF SUCH PRODUCTS AND SERVICES.

We will depend upon third party independent wireless phone and service providers to supply our wireless phone, accessories and provide us with service. Further, we have and plan on retaining independent contractors to provide other essential products and services to us. We have also hired contractors to build our web site. Such third party suppliers and contractors have no fiduciary duty to our shareholders and may not perform as expected. Inasmuch as the capacity for certain services by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide services could have a material adverse effect upon the results of our operations and financial condition.

RISKS RELATED TO INVESTING IN OUR INDUSTRY

OUR FUTURE SUCCESS DEPENDS ON THE GROWTH IN THE USE OF THE INTERNET AS A MEANS OF COMMUNICATIONS.

If the market for IP communications, in general, and our services in particular, does not grow at the rate we anticipate or at all, we will not be able to increase our number of users or generate revenues we anticipate. To be successful, IP communications requires validation as an effective, quality means of communication and as a viable alternative to traditional telephone service. Demand and market acceptance for recently introduced services are subject to a high level of uncertainty. The Internet may not prove to be a viable alternative to traditional telephone service for reasons including:

• inconsistent quality or speed of service;

• traffic congestion on the Internet;

• potentially inadequate development of the necessary infrastructure;

• lack of acceptable security technologies;

• lack of timely development and commercialization of performance improvements, and;

• unavailability of cost-effective, high-speed access to the Internet.

If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by such growth, or its performance or reliability may decline. In addition, Web sites may from time to time experience interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays frequently occur in the future, Internet usage, as well as usage of our communications portal and our services, could be adversely affected.

WIRELESS PRODUCTS AND SERVICES IS CLOSELY REGULATED AND CHANGES IN LAWS AND PRACTICES MAY HAVE AN ADVERSE AFFECT ON OUR ABILITY TO MARKET OUR PRODUCTS AND SERVICES.

The United States and Canada closely regulate the wireless phone industry. Several lawsuits have challenged various aspects of federal and state telecommunication laws. If such lawsuits are successful in those states in which we operate or if state laws are changed to restrict the wireless s industry, our customer will be required to change the manner in which they utilize our products and services. Such developments could make our products and services obsolete, require costly modifications of our product line or reduce our customer base.

There is a substantial risk that our customers may be materially and adversely affected by future litigation, new state or federal regulations or consumer initiatives directed against our customers individually or against wireless industry in general. Several states have also raised questions related to the proper regulatory framework for wireless service. Each state where we operate regulates the wireless business through consumer protection laws (such as truth-in-lending and unfair competition). These laws and regulations, among other things, establish licensing requirements, regulate approval and application procedures, establish fees, require specified disclosures to customers and govern collection practices. Our customers’ inability or failure to comply with any adverse changes in the regulatory environment, such as new laws and regulations or new interpretations of existing laws and regulations, could result in fines, class-action litigation or interruption or cessation of certain of their business activities. Any of these events would hurt our customer base and could have a material and adverse effect upon our business, operating results and financial condition.

AS OUR PRODUCTS ARE PRIMARILY INTENDED FOR USE IN RETAIL WIRELESS INDUSTRY, ANY DOWNTURN IN THE INDUSTRY WOULD REDUCE THE DEMAND FOR OUR SERVICES AND PRODUCTS AND COULD MAKE OUR BUSINESS UNPROFITABLE.

We have identified a growing market in the emerging wireless products and services industry utilizing “wi-fi” for communication. Many factors could lead to a downturn in this industry, such as changes in our customers’ regulatory environment. Any such industry downturn would restrict our target market and adversely affect our ability to conduct our business and achieve profitability.

OUR BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH DOING BUSINESS IN INTERNATIONAL MARKETS AND WE MAY FAIL TO MEET SALES LEVELS REQUIRED IN ORDER TO REMAIN IN BUSINESS.

We anticipate that revenue from the sale of our products will be derived from customers located primarily in the United States of America and Canada. Since a number of our principal customers may be located in other countries as well, we anticipate that international sales may account for a portion of our revenues. There can be no assurance that we will be able to manage any international operations effectively or that our activities will enable us to compete successfully in international markets or to satisfy the service and support requirements of our customers. There can be no assurance that any of these factors will not have a material adverse effect on our business, financial condition, and results of operations.

We may sell our services and products in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose us to risks in this regard. Our results of operations may be subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor our exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on our results of operations, or financial condition.

GENERAL COMPETITION.

We have identified a market opportunity for wireless products and services utilizing “wi-fi.”. Competitors may enter this segment of the wireless industry with superior products and services, thus rendering our products and services obsolete and nullifying our competitive advantage. There may be companies in certain vertical markets, such as the traditional telecommunications industry that are better financed and have long standing business relationships with our primary potential customers. There can be no guarantee that such pre-existing companies will not mimic WiTel’s business model. This would infringe on our client and customer base and have an adverse affect upon our business and the results of our operations.

INTENSE COMPETITION COULD REDUCE OUR MARKET SHARE AND HARM OUR FINANCIAL PERFORMANCE.

Competition in the market for IP communications services is becoming increasingly intense and is expected to increase significantly in the future. The market for Internet and IP communications is new and rapidly evolving. We expect that competition from companies both in the Internet and telecommunications industries will increase in the future. Our competitors include both start-up IP telephony service providers and established traditional communications providers. Many of our existing competitors and potential competitors have broader portfolios of services, greater financial, management and operational resources, greater brand-name recognition, larger subscriber bases and more experience than we have. In addition, many of our IP telephony competitors use the Internet instead of a private network to transmit traffic. Operating and capital costs of these providers may be less than ours, potentially giving them a competitive advantage over us in terms of pricing. We will also compete against the growing market of discount telecommunications services including calling cards, prepaid cards, call-back services, dial-around or 10-10 calling and collect calling services. In addition, some Internet service providers have begun to aggressively enhance their real time interactive communications, focusing on instant messaging, PC-to-PC and PC-to-phone, and/or broadband phone services.

In addition, traditional carriers, cable companies and satellite television providers are bundling services and products not offered by us with internet telephony services. This introduces the risk that they will introduce our services on their own utilizing other options while at the same time making it more difficult for us to compete against them with direct to consumer offerings of our own. If we are unable to provide competitive service offerings, we may be unable to attract users. In addition, many of our competitors, especially traditional carriers, enjoy economies of scale that result in a lower cost structure for transmission and related costs, which cause significant pricing pressures within the industry. In order to remain competitive we intend to increase our efforts to promote our services, and we cannot be sure that we will be successful in doing this.

In addition to these competitive factors, recent and pending deregulation in some of our markets may encourage new entrants. We cannot assure you that additional competitors will not enter markets that we plan to serve or that we will be able to compete effectively.

OTHER TECHNOLOGICAL FACTORS.

The wireless product and services industry is generally characterized by rapidly changing technology that could result in the obsolescence or short life cycles of our products and services. These market characteristics are exacerbated by the emerging nature of the telecommunications business and the fact that in the near future many companies are expected to introduce wireless products and services such as Apple’s iPhone. Accordingly, our ability to compete will depend upon our ability to continually enhance and improve our products and services and to provide new and innovative products and services. Competitors may develop services or technologies that render ours obsolete or less marketable. In addition, our systems and services may not prove to be sufficiently reliable or robust in wide spread commercial application.

AVAILABLE INFORMATION

We filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both us and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities being registered pursuant to this registration statement on behalf of the selling security holders.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares.

We have fixed the price of the current offering at $0.50 per share. This price is significantly greater than the price paid by our Founders for common equity since our inception on February 20, 2007. Our officers and directors received shares valued at $0.001 per share, a difference of $0.499 per share lower than the share price in this offering, for services rendered.

DILUTION

We are not selling any common stock and we will not receive any of the proceeds from the sale of common stock by the selling security holders.

SELLING SECURITY HOLDERS

We are registering, for offer and sale, shares of common stock held by all of our shareholders, which consist of 18 selling security holders listed below and 6 Founders. The selling security holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act.

To date, we have not taken any steps to list our common stock on any public exchange. We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that a public exchange will grant us a listing. Moreover, if a public exchange grants us a listing for our common stock, the selling security holders will be limited to selling the shares at $0.50 per share (the set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

All of the shares registered herein that are not subject to the Lockup Agreement will become tradable on the effective date of this registration statement. The Lockup Agreement, dated July 1, 2007, restricts the Founders from making or causing any sale of any of their shares, without our prior written consent, for a period of one year. The following table sets forth information as of the date of this offering, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the offering. We are not aware of any selling security holders being a broker-dealer or being affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our officers and directors, James Renton, John Neubauer and Raymond Bauer, own 1,550,000, 150,000, and 100,000 common shares, respectively, which are subject to Rule 144 restrictions. There are currently twenty-four (24) shareholders of our common stock.

We base the percentages determined in these calculations upon the 6,000,000 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after this offering:

Name and Address of Beneficial Owners of Common Stock	Ownership Before Offering	% Before Offering (1)	Total Shares Offered for Sale	Total Shares After Offering	% Owned After Offering

James Renton(2)	1,550,000	25.84	0	1,550,000	25.84
John Neubauer(2)	150,000	2.50	0	150,000	2.50
Raymond Bauer(2)	100,000	1.67	0	100,000	1.67
Donald P. Hateley(2)	300,000	3.33	0	500,000	8.33
InterCap Partners Incorporated(2)	500,000	8.33	0	300,000	3.33
Joshua Hershkovitz(2)	1,250,000	20.83	0	1,250,000	20.83
Steven Barnes	125,000	2.08	125,000	0	0.00
Carolyn Barnes	125,000	2.08	125,000	0	0.00
Richard Barnes	125,000	2.08	125,000	0	0.00
Elaine Barnes	125,000	2.08	125,000	0	0.00
Michael Barnes	125,000	2.08	125,000	0	0.00
Eleanor Barnes	125,000	2.08	125,000	0	0.00
Michael Garcia	125,000	2.08	125,000	0	0.00
David Malek	125,000	2.08	125,000	0	0.00
Benjamin Woodard	125,000	2.08	125,000	0	0.00
Eric Burns	125,000	2.08	125,000	0	0.00
Scott Elstein	125,000	2.08	125,000	0	0.00
Razza Samia	125,000	2.08	125,000	0	0.00
Edward Seidman	125,000	2.08	125,000	0	0.00
Brad Quigley	125,000	2.08	125,000	0	0.00
Maria Crespo	125,000	2.08	125,000	0	0.00
Michael Loshin	125,000	2.08	125,000	0	0.00
Charles Slesinger	125,000	2.08	125,000	0	0.00
Eilene Slesinger	125,000	2.08	125,000	0	0.00

___________________________________________________________________________________________________
(1)	Based on 6,000,000 common shares outstanding prior to the primary offering
(2)
Each of these individuals or entities (the “Founders’) is subject to a Lockup Agreement, which prevents them from selling any of the shares we are registering in this offering for a period of one year from effective date of the Lockup Agreement..

EXCEPT AS PURSUANT TO APPLICABLE COMMUNITY PROPERTY LAWS, THE PERSONS NAMED IN THIS TABLE HAVE SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO ALL SHARES OF COMMON STOCK.

As a group, the 18 selling security holders and 6 Founders are hereby registering 6,000,000 common shares. The price per share is $0.50 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange.

The shares owned by our shareholders, the selling security holders and the Founders, were acquired in two issuances. On February 28, 2007, we issued 3,750,000 shares of its common stock to our Founders for par value, $0.001 per share, in consideration of services rendered by the Founders to us valued by our board of directors at $3,750. On May 1, 2007, we issued a total of 2,250,000 common shares for consideration of $48,600, which was accounted for as a purchase of common stock.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, we undertake in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, we will not receive any of the proceeds from such sales. We are bearing all expenses in connection with the registration of the shares of the selling security holders.

To our knowledge, except for the Founders (Messrs. Renton, Neubauer, Bauer, Hateley, Hershkovitz, and InterCap Partners), none of the selling security holders have either (1) had a material relationship with us, other than as a shareholder as noted above, at any time since inception (February 20, 2007) or (2) ever been an officer or director of us.

PLAN OF DISTRIBUTION

We are registering 6,000,000 shares of common stock for possible resale at the price of $0.50 per share. The percentage of the total outstanding common stock being offered by the selling security holders is approximately 37.44% based upon the 6,000,000 common shares that are issued and outstanding as of the date of this prospectus. There is no arrangement to address the possible effect of the offerings on the price of the stock.

We will not receive any proceeds from the sale of the shares by the selling security holders. The price per share is $0.50 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange. However, our common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

If and when the common stock is quoted on the OTC Bulletin Board or listed on an exchange, the selling security holders’ shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the selling security holders. Further, the selling security holders may occasionally offer their shares for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling security holders may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling security holders or by agreement between the selling security holders and any underwriters.

In the event that the selling security holders enter into an agreement, after the effective date of this Registration Statement, to sell their shares through a broker-dealer that acts as an underwriter, we will file a post-effective amendment to this Registration Statement and file the agreement as an exhibit to the amended Registration Statement. The amendment will identify the underwriter, provide the required information on the plan of distribution and revise the appropriate disclosures in the Registration Statement.

Any underwriter, dealer, or agent who participates in the distribution of the securities registered in this Registration Statement may be deemed to be an "underwriter" under the Securities Act. Further, any discounts, commissions, or concessions received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. If and when a particular offer is made by or on the behalf of the selling security holders, we will prepare a registration statement, including any necessary supplements thereto, setting forth the number of shares of common stock and other securities offered and the terms of the offering, including:

(a)	the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriters for the shares purchased from the selling security holders, and

(b)	any discounts, commissions, and other items constituting compensation from the selling shareholders, and

(c)	any discounts, commissions, or concessions allowed, realized or paid to dealers, and

(d)	the proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, no person engaged in a distribution of securities on behalf of a selling security holder may simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class during the period of time starting five business days prior to the commencement of such distribution and continuing until the selling shareholder, or other person engaged in the distribution, is no longer a participant in the distribution.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which WiTel has complied.

In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated by any party.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS AND DIRECTORS

Our directors serve until their successors are elected and qualified. Our Board of Directors elects our officers to a term of one (1) year and they serve until their successors are duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating or compensation committees. Our current Audit Committee consists of our officers and directors.

The name, address, age, and position of our present officers and directors is set forth below:

Name and Address	Age	Position(s)

James Renton 176 Sierra Vista Circle SW Calgary, Alberta Canada T3H 3A4	28	Chairman, President & Chief Executive Officer

John S. Neubauer 538 San Lucas Drive Solana Beach, CA 92075	65	Director, Chief Operating Officer, Treasurer & Secretary

Raymond T. Bauer 415 Zezere Drive Oceanside, CA 92057	55	Director, Vice President, Sales & Marketing

The persons named above have held their offices/positions since our inception and are expected to hold their offices/positions at least until the next annual meeting of our stockholders.

BACKGROUND OF OFFICERS AND DIRECTORS

Mr. James E. Renton, Chairman, President and Chief Executive Officer

Mr. Renton is our Chairman, Chief Executive Officer and President and has served in that capacity since our inception on February 20, 2007. From February 2006 to the present, Mr. Renton has served as Treasury Manager for Nexen Marketing, Inc., a Canadian oil and gas company. From November 2002 to February 2006, Mr. Renton was a Treasury Analyst for Nexen, Inc. and from May 2000 to November 2002, Mr. Renton was a Planning Analyst for Nexen Canada, Ltd. In 2000, Mr. Renton graduated from the University of Calgary with a Bachelor’s degree in Commerce; and in 2007, he graduated from the University of Calgary with a Master’s in Business Administration.

John S. Neubauer, Director, Chief Operating Officer, Treasurer & Secretary

Mr. Neubauer is our Chief Operating Officer, Director and Secretary and has served in that capacity since May 15, 2007. From 1996 to the present, Mr. Neubauer has been the President of J.S. Neubauer & Associates, Inc., a consulting firm providing marketing advice to public and private companies such as Body Wise, LLC and its founder, William T. Farley, Re-Vita Manufacturing Company, Inc., a multinational production and distribution company, Health Enhancement Products, Inc. and Perfect Source. Mr. Neubauer has also served as Chief Operating Officer for LifeBurst WorldWide, Nutrition for Life International, LLC. >From 1998 to 2000, Mr. Neubauer served as Cell Tech International’s Chief Operating Officer. From 1993 to 1997, Mr. Neubauer was a Senior Vice President of Starlight International, Inc., a diet product distributor in the Network Marketing industry. Prior to founding J.S. Neubauer & Associates, Mr. Neubauer was a consultant at the national accounting firm of Deloitte & Touche, LLP (formerly Deloitte, Haskins & Sells) for eight years and served as Chief Operating Officer of Herbalife International, Inc. for two years. Mr. Neubauer has an MBA from Pepperdine University, a Diploma from the University of Madrid, Madrid, Spain, and a BA from Ripon College, Ripon, Wisconsin. Mr. Neubauer will be Chief Operating Officer of the Company.

Mr. Raymond T. Bauer, Director and Vice President, Sales & Marketing

Mr. Raymond Bauer is our Vice President of Sales & Marketing and a Director and has served in that capacity since May 15, 2007. From May 2006 to the present, Mr. Bauer is the President of Absolute Basics, Inc., a premier authorized agent of AT&T and operates 5 retail stores in Southern California. >From April 2005 to April 2006, Mr. Bauer was the Vice President of Sales & Marketing for GSM Wireless, Inc., a premier authorized agent of Cingular Wireless with responsibility for 132 retail locations in nine markets including Seattle, San Francisco, Sacramento, Los Angeles, San Diego, Las Vegas, Salt Lake City, Phoenix and Tucson. Mr. Bauer’s responsibilities included all sales and marketing functions for all of GSM’s locations and he was responsible for over 700 employees. From 2002 to 2004, Mr. Bauer was Vice President of Sales and Marketing for Mobile Systems Wireless, Inc., a $66 million in revenues premier authorized agent for Cingular Wireless operating retail stores in 5 markets including Seattle, San Francisco, Sacramento, Los Angeles and San Diego, and oversaw 71 kiosks and 505 employees. Prior to Mobile Systems, Mr. Bauer held Vice President of Sales positions with SkyTel Communications, and CellStar, Southwestern Bell Mobile Systems (subsequently Cingular and now AT&T).

CONFLICTS OF INTEREST

At the present time, we do not foresee any direct conflict of interest between Mr. Renton, Mr. Neubauer or Mr. Bauer’s other business interests and their involvement in us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	James Renton 176 Sierra Vista Circle SW Calgary, Alberta Canada T3H 3A4	1,550,000	25.83%

Common Stock	John S. Neubauer 538 San Lucas Drive Solana Beach, CA 92075	150,000	2.50%

Common Stock	Raymond T. Bauer 415 Zezere Drive Oceanside, CA 92057	100,000	1.67%

Common Stock	Joshua Hershkovitz Jabotinsky 7 Acre, Israel	1,250,000	20.83%

Common Stock	InterCap Partners Incorporated 1800 Century Park East Sixth Floor Los Angeles, CA 90067	500,000	8.33%

	All Officers and Directors as a Group (3 persons)	1,800,000	30.00%

Our officers and directors will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since they will continue to control us after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

•	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in our control. Provisions 78.378 through 78.379 of the Nevada Revised Statutes relate to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and, since this offering will not be made in the State of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. We will file the reports electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time, however, within the next twelve months we anticipate doing so. Until such a time we retain a transfer agent, we will act as its own transfer agent.

STOCK OPTION PLAN

Our Board of Directors has not adopted a stock option plan ("Stock Option Plan"). We have no plans to adopt a stock option plan but may choose to do so in the future. If we adopt such a plan, the board or a committee (the “Committee”) may administer the plan. The Committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

STOCK AWARDS PLAN

We have not adopted a Stock Awards Plan, but may do so in the future. We have not determined the terms of any such plan.

INTEREST OF NAMED EXPERTS AND COUNSEL

Donald P. Hateley, our legal counsel, received 300,000 shares on February 28, 2007 for services rendered in our formation.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated on February 20, 2007 under the laws of the State of Nevada. On that date, James Renton was appointed as our sole director. Mr. Renton was also appointed as President, Secretary, Treasurer and Chief Executive Officer. On May 15, 2007, we appointed Mr. Neubauer and Mr. Bauer as officers and directors and they accepted their appointments.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

We are a development stage company incorporated on February 20, 2007 in the State of Nevada that intends to sell wireless phones, accessories, and applicable services that utilizes wireless internet (”wi-fi”) to deliver calls to its subscribers wherever they are in the world. We will obtain these products and services from independent third party providers. We intend to supply customized versions (products, operating system, and service plans) to retail customers.

To date, our operations have been limited to researching our e-commerce systems, products and services. We have not yet implemented our business model or developed our website. To date, we have generated no revenues from our operations.

BUSINESS OF ISSUER

Our goals are twofold; first, to establish the Company as a leading provider of low priced, wireless phones in the mobile VOIP industry and second, to pursue mutually beneficial strategic alliances with third party manufacturers and suppliers.

We plan to offer low cost wireless phone services, phones and accessories, via the internet, to retail customers worldwide by utilizing “wi-fi.”

MARKET OPPORTUNITY

Annual service revenues of the global telecommunications industry will reach US $1.3 trillion by the end of 2008, according to a report from Insight Research. The research report, entitled “The 2007 Industry Review, an Anthology of Market Facts and Forecasts,” states that wireless revenues will increase by a compounded rate of nearly 10% annually.

Of this market, we are targeting the mobile VOIP telecommunications segment. There are approximately 17 million VOIP users and 0.5 million cell-VOIP users. On World, Inc.’s research forecasted these figures to hit 207 million and 70.6 million, respectively, by the year 2011.

The recent growth of the “wi-fi” industries has stimulated demand for a low cost provider of wireless products and services enabling a customer to call anywhere in the world utilizing “wi-fi.” We intend to enter this market with custom products and services provided by independent third party providers.

DESCRIPTION OF OUR PRODUCTS AND SERVICES

To begin our operations, we will offer one model of wireless phone (model VM1188T mobile VOIP phone). The VM1188T is an IEEE 802.11b/g compliant IP phone with standard SIP v2 (RFC3261) support. Through the revolutionary design, the VM1188T uses only one single chip to power the voice engine and codec, and it only requires low power consumption so users can talk longer without recharging the phone. The VM1188T also provides users with rich phone features such as call transfer/hold/ forward, caller ID, dial from call history and store phone book/local contact. With the easy-to-use graphical user interface, the VM1188T can enable call features with just a push of the button.

Customers will be able to choose from a variety of calling plans that best suit their needs. Examples include unlimited Canada and USA calling for $24.95 per month plus a monthly administration fee.

SUPPLY CHAIN MANAGEMENT

We do not yet have an agreement with a third party inventory warehouse to store and ship our inventory. We anticipate entering into an agreement with a third party inventory warehouse to store and ship our inventory. We anticipate that when a customer places an order via the internet, an employee will manually approve the credit card sale to mitigate the risk of fraud. Upon approval of the customer’s credit and our acceptance of the customer, we will send the order to the third party inventor warehouse, which is responsible for the storage and shipping of our products. We are currently negotiating with two third party warehouses but have yet to enter into an agreement with one of them.

Service plans for our customers will be stored within a control panel via our VOIP provider as well as an internal database. We will facilitate our monthly billing through our merchant account. We are currently in discussions with two merchant accounts providers but do not yet have a merchant account established. Once we have established a 24-hour help desk, we will provide training and operate it. We are evaluating a number of different partners for this service. The third party phone provider offers a one year warranty. We will ship a new phone to any customer that has a defect and we will work directly with the third party to replace the damaged product for future use.

COMPETITION

While there exists numerous mobile cell phone providers, the mobile VOIP segment of the telecommunications industry is at its infancy resulting in very little competition. The only pure mobile VOIP competitor is Skype. Other wireless providers currently offer wireless phones and services utilizing both traditional wireless service as well as “wi-fi.”

COMPETITIVE ADVANTAGES

We expect to enjoy a significant advantage over traditional wireless providers with cheaper service plans especially with respect to long distance calling. In addition, we believe that our competitive strengths will include the ease of use of our planned products and the quality of our systems.

MARKETING

Rapid market exposure is critical to drive broad acceptance of the phones and services. We intend to initiate this rapid exposure by a comprehensive marketing plan via internet and International Direct Sales Programs. We will maintain a fully operational website. We will utilize the website as a direct marketing tool to increase product awareness and generate sales of the product. We are currently budgeting $250,000 for Search Marketing (Google advertising, etc.). In addition, we will participate in industry trade shows, trade magazine advertising, and cold call various organizations.

TRADEMARKS AND PATENTS

We have filed applications to register the following trademarks in the United States and Canada, which are currently under review:

•	“WiTel”
•	“The World is Your Network”

STAFFING

As of May 31, 2007, we had no permanent staff other than our officers and directors, Messrs. Renton, Neubauer and Bauer. Messrs. Renton, Neubauer and Bauer are employed elsewhere and have the flexibility to work on our business up to 10 hours per week and are prepared to devote more time, as may be required.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, we have no employees other than our current officers and directors, Mr. Renton, Mr. Neubauer and Mr. Bauer, who have not been compensated for their work. There are no employment agreements in existence. We presently do not have, pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our directors.

PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our plans or predictions. Please see the section of this prospectus entitled "Forward Looking Statements".

COMPANY OVERVIEW

We are a development-stage company organized to enter into the wireless services industry by selling wireless phones, accessories and services, worldwide, utilizing “wi-fi.” We have recently commenced business operations and have not generated any revenues.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any substantial revenues and no substantial revenues are anticipated until we have completed the financing anticipated in this offering. Accordingly, we must raise cash from sources other than from the sale of our content and services. Our only other source for cash at this time is investments by others in us. We must raise cash to implement our business strategy and stay in business. Our success or failure will be determined by our ability to develop new products and services.

As of May 31, 2007, we had $14,618 cash on hand and in the bank. Management believes this amount will satisfy our cash requirements for the next three months or until such time that we raise additional proceeds. We plan to satisfy our future cash requirements - primarily the working capital required for the development of our e-commerce systems and marketing campaign and to offset legal and accounting fees - by additional equity financing. This will likely be in the form of private placements of common stock. There is no additional offering planned at present.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If we are unsuccessful in raising the additional proceeds through a private placement offering, we will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, we are highly dependent upon the success of a future private placement offering and failure thereof would result in our having to seek capital from other resources such as debt financing, which may not even be available to us. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via a private placement of our common stock or secure debt financing we would be required to cease business operations. As a result, investors in our common stock would lose all of their investment.

The staged procurement of our wireless systems will continue over the next 12 months. Other than purchasing our products and services, we do not anticipate obtaining any further products or services. We do not expect the purchase or sale of plant or any significant equipment and we do not anticipate any change in the number of our employees. Our current material commitments include the total costs of the planned offering as provided herein, estimated at $28,000.

We have no current plans, preliminary or otherwise, to merge with any other entity.

At present, one of our shareholders has invested $17,500 in us. He is unwilling to make any commitment to loan us any more money, but may reconsider if we source desirable products and services at reasonable pricing. His unwillingness to provide us with additional funding is simply because he does not want to. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our product or marketing efforts because we do not have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our product plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our officers and directors will be responsible for the initial product and service sourcing. We have hired an independent consultant to build the site. We also intend to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

OFF BALANCE SHEET ARRANGEMENTS

We have no off balance sheet arrangements with any party.

DESCRIPTION OF PROPERTY

We do not own any real estate or other properties. Our office is located at 1800 Century Park East, Suite 600, Los Angeles, CA 90067. Our telephone number is (403) 998-1677 and our fax number is (403) 699-7575.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 28, 2007, we issued a total of 1,800,000 shares of common stock to Mr. Renton, Mr. Neubauer and Mr. Bauer, our officers and directors, for total consideration of $1,800 for services previously rendered. We accounted for this issuance as a purchase of common stock. On May 1, 2007, we issued a total of 2,250,000 common shares for consideration of $48,600, which we accounted for as a purchase of common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering, there has been no public trading market for the common stock. Our common stock is presently not traded on any market or securities exchange. None of the common stock is subject to outstanding options or warrants to purchase, or securities convertible into common stock.

On February 28, 2007, a total of 1,750,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

As a group, the 18 selling security holders and 6 Founders are hereby registering 6,000,000 common shares. The price per share is $0.50 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange (please see "Plan of Distribution" below).

The shares owned by the Founders were acquired on February 28, 2007. We issued a total of 3,750,000 common shares for services previously rendered in our formation valued at $3,750. The shares owned by the selling security holders that are not founders were acquired on May 1, 2007. We issued a total of 2,250,000 common shares for consideration of $48,600, which was accounted for as a purchase of common stock.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, we undertake in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, we will not receive any of the proceeds from such sales. We are bearing all expenses in connection with the registration of the shares of the selling security holders. The Founders have executed a Lockup Agreement, dated July 1, 2007, which restricts them from selling any of their shares for a period of one year.

EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our officers and directors. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The following table sets forth the compensation paid by us from inception on February 20, 2007 through May 31, 2007. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officers up to May 31, 2007. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Non-Qualified Deferred Compensation (US$)	All Other Compensation (US$)	Total (US$)

James Renton President & CEO	2007	0	0	0	0	0	0	0	0

John Neubauer COO, Treasurer and Secretary	2007	0	0	0	0	0	0	0	0

Raymond Bauer Vice President, Sales & Marketing	2007	0	0	0	0	0	0	0	0

We did not pay any salaries in 2007. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, we have not entered into any employment agreements with our officers and directors. If there is sufficient cash flow available from our future operations, we may in the future enter into employment agreements with our officers and directors, or future key staff members.

FINANCIAL STATEMENTS

EXPERTS

Our financial statements for the period from inception to May 31, 2007 included in this prospectus have been audited by Moore & Associates, Chartered, 2675 S. Jones Blvd, Suite 109, Las Vegas, NV 89146 as set forth in their report included in this prospectus. Their report is provided on their authority as experts in accounting and auditing.

Donald P. Hateley, Esq., Attorney at Law, Law Offices of Hateley & Hampton, APC, has acted as our legal counsel. Mr. Hateley has provided his opinion on the legality of the 6,000,000 shares of common stock being registered on behalf of the selling security holders by way of this prospectus.

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis as prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:

WITEL CORP.
(A DEVELOPMENT STAGE COMPANY)

INTERIM FINANCIAL STATEMENTS

MAY 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

FINANCIAL STATEMENTS

INTERIM BALANCE SHEET	F-3

INTERIM STATEMENTS OF OPERATIONS	F-4

INTERIM STATEMENT OF SHAREHOLDERS’ EQUITY	F-5

INTERIM STATEMENTS OF CASH FLOWS	F-6

NOTES TO INTERIM FINANCIAL STATEMENTS	F-7

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
WiTel Corp.

We have audited the accompanying balance sheet of WiTel Corp. as of May 31, 2007, and the related statements of operations, stockholders’ equity and cash flows from Inception February 20, 2007 through May 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WiTel Corp. as of May 31, 2007 and the results of its operations and its cash flows from Inception February 20, 2007 through May 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception totaling $35,011 and has not established operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MOORE & ASSOCIATES, CHARTERED

Moore & Associates Chartered
Las Vegas, Nevada
June 22, 2007

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
(702) 253-7499 FAX (702) 253-7501

WITEL CORP.
(A DEVELOPMENT STAGE COMPANY)

INTERIM BALANCE SHEET

May 31, 2007
Assets

Current assets
Cash	$14,618
Inventories (Note 2)	23,000

Total current assets	37,618

Other assets (Note 3)	10,800

Total assets	$48,418

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	13,700
Related party payable (Note 6)	17,500

Total current liabilities	31,200

Total liabilities	31,200

Stockholders’ equity
Common stock - $.001 par value; 75,000,000 shares authorized, 6,000,000 shares issued and outstanding (Note 5)	6,000
Additional paid-in capital	46,350
Deficit accumulated during the development stage	(35,132)

Total stockholders’ equity	17,218

Total liabilities and stockholders’ equity	$48,418

See accompanying notes to financial statements.

WITEL CORP.
(A DEVELOPMENT STAGE COMPANY)

INTERIM STATEMENT OF OPERATIONS

Cummulative from inception February 20, 2007 to May 31, 2007
EXPENSES

General and administrative	$3,382

Professional fees	31,750

Net loss	$(35,132)

Basic and diluted loss per share	$(0.01)

Weighted average number of common shares outstanding used to calculate basic and diluted loss per share	6,000,000

See accompanying notes to financial statements.

WITEL CORP.
(A DEVELOPMENT STAGE COMPANY)

INTERIM STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Shareholders’ Equity

Balance at inception (February 20, 2007)	-	$-	-	-	$-

Founders shares, issued February 28, 2007	3,750,000	3,750	$-	-	3,750

Balance, February 28, 2007	3,750,000	3,750	-	-	3,750

Common stock subscribed (2,250,000)	2,250,000	2,250	46,350	-	46,350

Net loss	-	-	-	(35,132)	(35,132)

Balances, May 31, 2007	6,000,000	$6,000	$46,350	$(35,132)	$17,218

See accompanying summary of notes to financial statements.

WITEL CORP.
(A DEVELOPMENT STAGE COMPANY)

INTERIM STATEMENT OF CASH FLOWS

Cumulative results of Operations from inception February 20, 2007 to May 31, 2007
Cash flows from operating activities
Net loss	$(35,132)
Adjustments to reconcile net loss to cash provided by (used for) operating activities:
Depreciation and amortization	133
Changes in assets and liabilities:
Organizational costs	(2,000)
Inventories	(23,000)
Accounts payable	13,700
Loan from stockholder	17,500

Net cash provided (used) by operating activities	(28,799)

Cash flows from investing activities
Website development	(9,000)
Accumulated amortization, website	67

Net cash provided by (used for) investing activities	(8,933)

Cash flows from financing activities
Capital stock	6,000
Paid-in capital	46,350

Net cash used for financing activities	52,350

Net increase (decrease) in cash and cash equivalents	14,618

Cash and cash equivalents, beginning of year	-

Cash and cash equivalents, end of year	$14,618

Supplemental disclosure of cash flow information
Cash paid during the year for Interest	$-

Income taxes	-

See accompanying notes to consolidated financial statements.

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

WiTel Corp. (the "Company") is in the initial development stage and has incurred losses since inception totaling $35,132. The Company was incorporated on February 20, 2007 in the State of Nevada. The fiscal year end of the Company is December 31. The Company intends to sell wireless phones that utilizes wireless internet (WiFi) to deliver calls to its subscribers wherever they are in the world.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders' shares and entering into a private placement offering for 2,250,000 shares at $0.02 per share. As of June 30, 2007, the Company had issued 3,750,000 Founders shares at $0.001 per share for services rendered in the amount of $3,750 and 2,250,000 shares at $0.02 per share for proceeds of $48,600, of which $48,600 has been received by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INVENTORIES

Inventories are stated at the lower of cost or market. The Company uses the first-in, first-out method for inventory.

INCOME TAXES

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards ("SFAS") No.109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, diluted loss per share is equal to basic loss per share.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations.

STOCK-BASED COMPENSATION

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date. In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "SHARE-BASED PAYMENT." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on our results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, "SHARE-BASED PAYMENT," to give guidance on the implementation of SFAS No. 123R. Management will consider SAB No. 107 during the implementation of SFAS No. 123R.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "FAIR VALUE MEASURES" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

NOTE 3 — OTHER ASSETS

Other assets consist of the following:	May 31, 2007

Website development, net of accumulated amortization of $67	$8,933

$8,933

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 - CAPITAL STOCK

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of February 28, 2007, the Company issued 3,750,000 shares of its common stock at $0.001 per share for services rendered in the amount of $3,750 to its directors, professionals and others.

PRIVATE PLACEMENT

On May 1, 2007, the Company authorized a private placement offering of up to 2,250,000 shares of common stock at a price of $0.02 per share. The total amount to be raised in this financing is $48,600. As of May 31, 2007, the Company had issued 2,250,000 shares at $0.02 per share and received $48,600 from the sale of its private placement stock.

NOTE 6 - RELATED PARTY TRANSACTIONS

As of May 31, 2007, there was $17,500 due to a shareholder for funds advanced to the Company to pay for costs incurred by it while it was seeking additional capital. These funds are interest free.

NOTE 7 - INCOME TAXES

As of May 31, 2007, the Company had net operating loss carry forwards of approximately $35,132 that may be available to reduce future years' taxable income and will expire commencing in 2026. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and, accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are Moore & Associates, Chartered, operating from their offices in Las Vegas, Nevada. There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Presently our officers and directors are not covered by liability insurance. However, our Articles of Incorporation state that we may indemnify our officers, directors, employees, and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract, or other arrangement to insure or indemnify a controlling person, director or officer of us exists which would affect his liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Legal and Accounting	$28,000
SEC Filing Fee	92
Printing	250
TOTAL	$28,342

RECENT SALES OF UNREGISTERED SECURITIES

(a) PRIOR SALES OF COMMON SHARES

We are authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of February 28, 2007, we have issued 3,750,000 common shares to our Founders for total consideration of $3,750 as services rendered. In addition as of May 1, 2007, we have issued 2,250,000 common shares for total consideration of $48,600 to eighteen (18) shareholders, all of whom reside in the United States.

We are not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, we have sold the following securities, which were not registered under the Securities Act of 1933, as amended:

February 28, 2007

We issued 3,750,000 common shares to our founders for services rendered valued at $3,750, or $0.001 per share.

May 1, 2007

We issued 2,250,000 common shares to eighteen (18) individual investors for cash proceeds of $0.02 per share.

(b) USE OF PROCEEDS

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this offering.

EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION

3.1	Articles of Incorporation of WiTel Corp.
3.2	Bylaws of WiTel Corp.
4.1	Lockup Agreement dated July 1, 2007
5.1	Opinion of Hateley & Hampton, APC regarding the legality of the securities being registered.
23.1	Consent of Moore & Associates, Chartered.
23.2	Consent of Donald P. Hateley of Hateley & Hampton, APC (See Exhibit 5.1)

(b) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1

Articles of Incorporation of WiTel Corp., dated February 20, 2007.

EXHIBIT 3.2

Bylaws of WiTel Corp., approved and adopted on February 28, 2007.

EXHIBIT 4

Lockup Agreement dated July 1, 2007.

EXHIBIT 5.1

Opinion of Donald P. Hateley, Attorney at Law, the Law Offices of Hateley & Hampton, A Professional Corporation, 1800 Century Park East, Sixth Floor, Los Angeles, CA 90067-1501, dated August 1, 2007, regarding the legality of the securities being registered.

EXHIBIT 23.1

Consent of Moore & Associates, Chartered, 2675 S. Jones Blvd., Suite 109; Las Vegas, NV 89146 dated July 26, 2007, regarding the use in this registration statement of their report of the auditors and financial statements of WiTel Corp. for the period ending May 31, 2007.

EXHIBIT 23.2

Consent of Donald P. Hateley, Attorney at Law, the Law Offices of Hateley & Hampton, A Professional Corporation, 1800 Century Park East, Sixth Floor, Los Angeles, CA 90067-1501, dated August 1, 2007, regarding the use in this registration statement of its opinion regarding the legality of the securities being registered. (See Exhibit 5.1)

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any additional or changed material information on the plan of distribution.

2. For determining any liability under the Securities Act , treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchasers by means of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(ii)
The portion of any free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iii)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on August 3, 2007.

WITEL CORP.

/s/ James E. Renton James E. Renton President and Director Principal Executive Officer

Know all men by these present, that each person whose signature appears below constitutes and appoints James Renton, as agent, with full power of substitution, for his and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

/s/ James E. Renton James E. Renton Director, President and Chief Executive Officer August 3, 2007	/s/ John S. Neubauer John S. Neubauer Director, Chief Operating Officer, Treasurer & Secretary August 3, 2007
/s/ Raymond T. Bauer Raymond T. Bauer Director and Vice President, Sales & Marketing August 3, 2007